Exhibit 77Q1(a)

  Amendment to the Registrant's By-Laws

At its meeting held March 18, 2009, the Board of Trustees of the Pacific Life Funds amended the By-Laws of the Pacific Life Funds to: (i) expressly provide for e-mail as a method of giving notice of special meetings; (ii) make the amount of advance notice (ranging from one to seven days depending upon the method of notice) consistent between the Trust and Pacific Select Fund; (iii) clarify the waiver of notice provisions; and (iv) include certain non-material changes.
The By-Laws follow:


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BY-LAWS
OF
PACIFIC LIFE FUNDS
a Delaware Statutory Trust




Amended and Restated: March 17, 2009




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                            TABLE OF CONTENTS
                                                    Page

ARTICLE I.	OFFICES...	1
      Section 1.	Principal Office ...	1
      Section 2.	Delaware Office ...	1
      Section 3.	Other Offices ...	1
ARTICLE II.	MEETINGS OF SHAREHOLDERS ...	1
      Section 1.	Place of Meetings ...	1
      Section 2.	Call of Meetings ...	1
      Section 3.	Notice of Meetings of Shareholders ...	2
      Section 4.	Manner of Giving Notice; Affidavit of Notice ...2
      Section 5.	Adjourned Meeting; Notice ...	2
      Section 6.	Voting ...	3
      Section 7.	Waiver of Notice; Consent of Absent Shareholders ...3
      Section 8.	Shareholder Action by Written Consent Without a Meeting .3
      Section 9.	Record Date for Shareholder Notice, Voting and Giving
Consents ...	4
      Section 10.	Proxies...	4
      Section 11.	Inspector of Election ...	5
ARTICLE III.	TRUSTEES ...	6
      Section 1.	Powers ...	6
      Section 2.	Number of Trustees...	6
      Section 3.	Composition of the Board of Trustees ...	6
      Section 4.	Chairman ...	6
      Section 5.	Vacancies ...	6
      Section 6.	Retirement Policy...	6
      Section 7.	Place of Meetings and Meetings by Telephone ...	6
      Section 8.	Regular Meetings ...	7
      Section 9.	Special Meetings ...	7
      Section 10.	Quorum ...	7
      Section 11.	Waiver of Notice ...	7
      Section 12.	Adjournment ...	7
      Section 13.	Notice of Adjournment ...	7


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TABLE OF CONTENTS
(continued)                                  Page

      Section 14.	Action Without a Meeting ...	. 8
      Section 15.	Fees and Compensation of Trustees ...	. 8
      Section 16.	Independent Trustees ...	... 8
      Section 17.	Delegation of Power to Other Trustees ...	... 8
ARTICLE IV.   COMMITTEES...	... 8
      Section 1.	Committees ...	... 8
      Section 2.	Meetings and Action of Committees ...	... 9
ARTICLE V.	OFFICERS ...	. 9
      Section 1.	Officers ...	... 9
      Section 2.	Election of Officers ...	... 9
      Section	3.	Subordinate Officers ...	10
      Section 4.	Removal and Resignation of Officers ...	10
      Section	5.	Vacancies in Offices ...	10
      Section 6.	Chief Executive Officer ...	10
      Section 7.	President ...	11
      Section 8.	Vice Presidents ...	11
      Section 9.	Secretary ...	12
      Section 10.	Treasurer ...	12
ARTICLE VI.   INDEMNIFICATION OF EMPLOYEES AND OTHER AGENTS ...	12
      Section 1.	Agents, Proceedings, Expenses ...	12
      Section 2.	Indemnification ...	13
      Section	3.	Limitations,
Settlements ...	13
      Section 4.	Insurance, Rights Not Exclusive ...	13
      Section 5.	Advance of Expenses ...	13
      Section	6.	Fiduciaries of Employee Benefit Plan ...	14
ARTICLE VII.   INSPECTION OF RECORDS AND REPORTS ...	14
      Section 1.	Inspection by Shareholders ...	14
      Section 2.	Inspection by Trustees ...	14
      Section 3.	Financial Statements ...	14
ARTICLE VIII.  GENERAL MATTERS ...	15

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TABLE OF CONTENTS
(continued)
Page

      Section 1.	Checks, Drafts, Evidence of Indebtedness ..... 15
      Section 2.	Contracts and Instruments; How Executed .... 15
      Section 3.	Fiscal Year ...	.. 15
      Section 4.	Seal ...	.. 15
ARTICLE IX.   AMENDMENTS ...	. 15


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BY-LAWS
OF
 PACIFIC LIFE FUNDS
A Delaware Statutory Trust

INTRODUCTION
      (A)    Declaration of Trust. These By-Laws shall be subject
to the Declaration of Trust,
as from time to time in effect (the "Declaration of Trust"), of
Pacific Life Funds, a Delaware
statutory (formerly business) trust (the "Trust"). In the event of any inconsistency between the
terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall
control.
   (B) Definitions. Capitalized terms used herein and not herein defined are used as
defined in the Declaration of Trust.
ARTICLE I.
OFFICES
Section 1. 	Principal Office.  The Trustees shall fix and, from time to
time, may
change the location of the principal executive office of the
Trust at any place within or outside the State of Delaware.
      Section 2. 	Delaware Office.  The Trustees shall establish a
registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual who is a resident of the State of
Delaware or a Delaware
corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.
      Section 3.	Other Offices.  The Trustees may at any time establish branch
or
subordinate offices at any place or places within or outside the State of
Delaware where the Trust
intends to do business.
ARTICLE II.
MEETINGS OF SHAREHOLDERS
      Section 1. 	Place of Meetings.  Meetings of Shareholders shall
be held at any place designated by the Trustees. In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the Trust.
Section 2. 	Call of Meetings.  There shall be no annual Shareholders'
meetings.
Special meetings of the Shareholders may be called at any time by the Trustees, by the CEO, if there be such an officer, or by the
President, if there be such an officer, for the purpose of taking action upon any matter requiring the vote or authority of the
Shareholders as herein provided or


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provided in the Declaration of Trust or upon any other matter as to which such vote or authority
is deemed by the Trustees, CEO or President, as applicable, to be necessary or desirable.
Meetings of the Shareholders may be called for any purpose deemed necessary or desirable upon
the written request of the Shareholders holding at least ten percent (10%) of the outstanding
Shares of the Trust entitled to vote. To the extent required by the Investment Company Act of
1940, as amended (" 1940 Act"), meetings of the Shareholders for the purpose of voting on the
removal of any Trustee shall be called promptly by the Trustees upon the written request of
Shareholders holding at least ten percent (10%) of the outstanding
Shares of the Trust entitled to  vote.
Section 3. 	Notice of Meetings of Shareholders.  All notices of meetings of
Shareholders shall be sent or otherwise given to Shareholders in accordance with Section 4 of this Article II not less than ten
(10) nor more than ninety (90) days before the date of the
meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.
      Section 4. 	Manner of Giving Notice; Affidavit of Notice.
Notice of any meeting of Shareholders shall be (i) given either by hand delivery, first-class mail, telegraphic or other
written communication, charges prepaid, and (ii) addressed to the
Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the
Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is not given to the Trust, notice shall be deemed to have been given if sent to that
Shareholder by first-class mail or telegraphic or other written communication to the Trust's
principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or, where notice is given by publication, on the date of publication.
      If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to
indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the
Shareholder, upon written demand of the Shareholder, at the
principal executive office of the Trust for a period of one year from the
date of the giving of the notice.
      An affidavit of the mailing or other means of giving any
notice of any meeting of Shareholders shall be filed and
maintained in the minute book of the Trust.
      Section 5. 	Adjourned Meeting; Notice.  Any meeting of
Shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the Shares represented at that meeting, either in person or by proxy.
      When any meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of


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the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Trustees shall set a new record date.
Notice of any such adjourned meeting shall be given to each
Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this
Article II. At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.
      Section 6. 	Voting.  The Shareholders entitled to vote at any
meeting of Shareholders
shall be determined in accordance with the provisions of the
Declaration of Trust of the Trust, as
in effect at such time. The Shareholders' vote may be by voice vote or by ballot, provided,
however, that any election for Trustees must be by ballot if demanded by any Shareholder before
the voting has begun. On any matter other than election of
Trustees, any Shareholder may vote
part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote
them against the proposal, but if the Shareholder fails to specify the number of Shares which the
Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder's
approving vote is with respect to the total Shares that such
Shareholder is entitled to vote on such
proposal.
      Section 7. 	Waiver of Notice; Consent of Absent Shareholders.
The transaction of
business and any actions taken at a meeting of Shareholders, however called and noticed and
wherever held, shall be as valid as though taken at a meeting duly held after regular call and
notice provided a quorum is present either in person or by proxy at the meeting of Shareholders
and if either before or after the meeting, each Shareholder
entitled to vote who was not present in
person or by proxy at the meeting of the Shareholders signs a written waiver of notice or a
consent to a holding of the meeting or an approval of the minutes.
The waiver of notice or
consent need not specify either the business to be transacted or the purpose of any meeting of
Shareholders.
      Attendance by a Shareholder at a meeting of Shareholders
shall also constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Shareholders if that
objection is expressly made at the beginning of the meeting.
      Section 8. 	Shareholder Action by Written Consent Without a
Meeting. Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action to be taken is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted provided, however, that the Shareholders receive any necessary Information Statement or other necessary documentation in conformity with the requirements of the Securities Exchange Act of 1934, as amended, or the rules or regulations thereunder. All such consents shall be filed with the
Secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder giving a

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written consent or the Shareholder's proxy holders or a transferee of the Shares or a personal
representative of the Shareholder or their respective proxy
holders may revoke the Shareholder's written consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.
      If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the
Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article II.
Section 9.	Record Date for Shareholder Notice, Voting and Giving
Consents.
      a)	For purposes of determining the Shareholders entitled to
vote or act at any
meeting or adjournment thereof, the Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than ten (10) days before the date of any such meeting.
Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance
herewith and the date of such meeting.
If the Trustees do not so fix a record date or close the register or transfer books of the affected Series or Classes, the record date for determining
Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the business day next
preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
            b) 	The record date for determining Shareholders
entitled to give consent to action in writing without a meeting,
(a) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or (b) when prior action of the Trustees has been taken, shall be (i) such date as determined for that purpose by the Trustees, which record date shall not precede the date upon which the resolution fixing it is adopted by the Trustees and shall not be more than twenty (20) days after the date of such resolution, or (ii) if no record date is fixed by the Trustees, the record date shall be the close of business on the day on which the
Trustees adopt the resolution relating to that action. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.
Only Shareholders of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.
Section 10. 	Proxies.  Subject to the provisions of the Declaration of
Trust, every
Person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) an instrument authorizing such a proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven

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(11) months before the meeting. A proxy shall be deemed executed by a
Shareholder if the
Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact.
A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless: (i) revoked by the Person executing it before the vote pursuant to that proxy is taken, (a)
by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy
executed by such Person, or (c) attendance at the meeting and voting in person by the Person
executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to
act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the
Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in
the name of two or more Persons shall be valid if executed by any one of them unless at or prior
to exercise of the proxy the Trust receives a specific written notice to the contrary from any one
of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder
shall be deemed valid unless challenged at or prior to its
exercise and the burden of proving
invalidity shall rest on the challenger.
The delivery of a proxy on behalf of a shareholder consistent with telephonic or
electronically transmitted instructions obtained pursuant to procedures of the Trust reasonably designed to verify that such instructions have been authorized by such shareholder, shall constitute execution and delivery of such proxy by or on behalf of such shareholder.
      Section 11. 	Inspector of Election.  Before any meeting of
Shareholders, the Trustees
may appoint any person other than a nominee for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the Chairman of the meeting may appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may appoint a person to fill  the vacancy.
This inspector shall:
            a)	Determine the number of Shares outstanding and
the voting power of
each, the Shares represented at the meeting, the existence of a quorum and the authenticity,
validity and effect of proxies;
            b)	Receive votes, ballots or consents;
            c)	Hear and determine all challenges and questions in
any way arising in
connection with the right to vote;
            d)	Count and tabulate all votes or consents;
            e)	Determine when the polls shall close;
            f)	Determine the result; and



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g)	Do any other acts that may be proper to conduct the election or vote with
fairness to all Shareholders.
ARTICLE III.
TRUSTEES
      Section 1. 	Powers.  Subject to the applicable provisions
of the 1940 Act, the Declaration of Trust and these By-Laws
relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the
Trustees.
      Section 2.	Number of Trustees.  The exact number of Trustees
within the limits
specified in the Declaration of Trust shall be fixed from time to time by a resolution of the
Trustees.
Section 3. 	Composition of the Board of Trustees.  To the extent
required by
applicable law, the Board of Trustees shall be composed of a majority of Trustees who are not Interested Persons of the Trust,
and those Trustees shall select and nominate any other Trustees who are not Interested Persons of the Trust, provided that any investment adviser to the Trust may suggest candidates, if such
Trustees invite such suggestions, and provide administrative assistance in the selection and nomination process.
Section 4. 	Chairman.  The Trustees may designate and appoint a Trustee
to the
position of Chairman. The Chairman, if any, shall, if present, preside at all meetings of the
Shareholders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees. The Chairman need not be a
Shareholder.
      Section 5.	Vacancies.  Vacancies in the authorized number of
Trustees may be filled
as provided in the Declaration of Trust.
      Section 6. 	Retirement Policy.  A Trustee shall retire from
the Board of Trustees on or before December 31 of the year in which that Trustee turns age 72; provided, however, that any person who is a Trustee at the date that the Trust commences operations and who has attained the age of 70 by such date shall retire on or before December 31 of the year in which that Trustee turns age 75.
An exception may be made to this policy provided the exception is approved
unanimously by all of the Trustees then in office.
Section 7. 	Place of Meetings and Meetings by Telephone.  All meetings
of the
Trustees may be held at any place that has been selected from time to time by the Trustees. In the absence of such a selection, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

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Section 8.	Regular Meetings.  Regular meetings of the Trustees shall be held without
call at such time as shall from time to time be fixed by the
Trustees. Such regular meetings may be held without notice.
Section 9. 	Special Meetings.  Special meetings of the Trustees for any
purpose or
purposes may be called at any time by the CEO, if there be such an officer, the President, if there be such an officer, any Vice
President or the Secretary or any two (2) Trustees.
      Notice of the time and place of special meetings shall be
delivered by first-class mail,
overnight courier, telegram (which term shall include a
cablegram), telecopy (including
facsimile), e-mail (or other similar means), telephone, or
personally; addressed to the Trustee at his or her usual or last known business or residence address, e-mail address or facsimile number, as applicable, or such alternative address or number as may be provided by the Trustee. If notice is given by first-class mail, it shall be sent not later than seven (7) calendar days preceding the
meeting. If notice is given by overnight courier, it shall be sent not later than 48 hours preceding the meeting. If notice is given by telegram, telecopy, electronic mail (or other similar means), telephone, or personally, it shall be sent not later than 24 hours preceding the meeting. Any oral notice given personally or by telephone must be communicated only to the Trustee. The notice need not specify the purpose of the meeting or, if the meeting is to be held at the principal
executive office of the Trust, the place of the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by such Trustee before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without
protesting, prior thereto or at its commencement, the lack of notice to such Trustee.
Section 10. 	Quorum.  One third (1/3) of the authorized number of
Trustees shall
constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be
regarded as the act of the Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is
initially present may continue to transact business
notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.
      Section 11. 	Waiver of Notice.  Notice of any meeting need not
be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the
purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be
deemed given to any Trustee who attends the meeting without
protesting, prior to or at its
commencement, the lack of notice to that Trustee.
      Section 12. 	Adjournment.  A majority of the Trustees
present, whether or not constituting a quorum, may adjourn
any meeting to another time and place.
Section 13. 	Notice of Adjournment.  Notice of the time and place of
holding an
adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight
(48) hours, in which case notice of the time and place shall be given before the time of the

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adjourned meeting in the manner specified in Section 7 of this
Article III to the Trustees who were present at the time of the adjournment.
      Section 14. 	Action Without a Meeting.  Unless the 1940 Act
requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.
      Section 15. 	Fees and Compensation of Trustees.  Trustees and
members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section 15 of
Article III shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.
Section 16. 	Independent Trustees.  In accordance with Section 3801(h)
of the
Delaware Act, a Trustee is an independent Trustee if the Trustee is not an Interested Person of the Trust; provided that the
receipt of compensation for service as an independent Trustee of the Trust and also for service as an independent Trustee of one or more other investment companies managed by a single investment adviser (or an affiliated person, as defined in Section 2(a)(3) of the 1940 Act, of such investment adviser) shall not affect the status of the Trustee as an
independent Trustee under the Delaware Act. An independent Trustee shall be deemed to be independent and disinterested for all purposes.
      Section 17. 	Delegation of Power to Other Trustees.  Any
Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other
Trustee. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.
ARTICLE IV.
COMMITTEES
Section 1. 	Committees.  The Trustees may by resolution designate
one or more
committees, each consisting of two (2) or more Trustees or other persons, to serve at the pleasure of the Trustees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided for by resolution of the Trustees, shall have the authority of the Trustees, except with respect to:


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a)	the approval of any action which under applicable law
requires approval
by a majority of the entire authorized number of Trustees or certain
Trustees;
b)	the filling of vacancies of Trustees;
c)	the fixing of compensation of the Trustees for services
generally or as a
member of any committee;
d)	the amendment or termination of the Declaration of Trust or
any Series or
Class or the amendment of the By-Laws or the adoption of new By-Laws;
e)	the amendment or repeal of any resolution of the Trustees
which by its
express terms is not so amendable or repealable;
f)	a distribution to the Shareholders of the Trust, except at a rate or in a
periodic amount or within a designated range determined by the Trustees;
 or
g)	the appointment of any other committees of the Trustees or
the members
of such new committees.
      Section 2. 	Meetings and Action of Committees.  Meetings and
action of committees shall be governed by, held and taken in accordance with the provisions of Article III of these ByLaws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Trustees
generally or by resolution of the Trustees, except that the time of regular meetings of committees may be determined either by resolution of the Trustees or by resolution of the committee.
Special meetings of committees may also be called by resolution of the Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.
ARTICLE V.
OFFICERS
      Section 1. 	Officers.  The Trust may have a Chief Executive
Officer (CEO) or a
President, or both, at the discretion of the Trustees, provided that the Trust must have either a
CEO or a President. The Trust must have a Treasurer and a
Secretary. The Trust may also have, at the discretion of the
Trustees, one or more Vice Presidents, one or more Assistant
Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance
with the provisions of Section 3 of this Article V. The Trustees may designate a Vice President
as an Executive Vice President and may designate the order in which the other Vice Presidents
may act. Any number of offices may be held by the same person, except that the same person
may not be both CEO and Treasurer or both President and Treasurer.
Any officer may be, but
need not be, a Trustee or Shareholder.
      Section 2. 	Election of Officers.  The officers of the Trust,
except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V,

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shall be chosen by the Trustees, and each shall serve at the pleasure of the Trustees, subject to the rights, if any, of an officer under any contract of employment.
      Section 3. 	Subordinate Officers.  The Trustees may appoint
and may empower the
CEO, or if no such officer be appointed, the President, to appoint such other officers as the
business of the Trust may require, each of whom shall hold office for such period, have such
authority and perform such duties as are provided in these By-Laws or as the Trustees may from time to time determine.
      Section 4. 	Removal and Resignation of Officers.  Subject to
the rights, if any, of an officer under any contract of
employment, any officer may be removed, either with or without cause, by the Trustees at any regular or special meeting of the
Trustees, by the CEO, or if no such officer be appointed, by the President, or by such other officer upon whom such power of removal may be conferred by the Trustees.
      Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the
acceptance of the resignation shall not be
necessary to make it effective. Any resignation is without
prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.
Section 5. 	Vacancies in Offices.  A vacancy in any office because of
death,
resignation, removal, disqualification or other cause shall be filled in the manner prescribed in
these By-Laws for regular appointment to that office. The CEO, or if no such officer be
appointed, the President, may make temporary appointments to a vacant office pending action by the Trustees.
      Section 6. 	Chief Executive Officer.  The CEO, if there be
such an officer and subject
to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of CEO of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration of Trust or these
By-Laws. Without limiting the foregoing, and subject to the direction of the Trustees (which direction may be set forth in a statement of policy adopted by the Trustees), the CEO shall have power in the name and on behalf of the Trust to approve, enter into and execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing and any amendments thereto, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the CEO shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of the business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. In the absence or disability of the Chairman, if any, the CEO shall perform all of the duties of the Chairman, and when so acting shall have all the powers of and be subject to all of the restrictions upon the
Chairman, provided that if the CEO is not a Trustee, the CEO shall not preside at meetings of the Trustees.


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Section 7.	President.  Subject to such supervisory powers, if any, as
may be given by
the Trustees to the CEO, if there be such an officer, the
President, if there be such an officer, shall, subject to the control of the Trustees and the CEO, have such powers and perform such duties as the Trustees may from time to time designate. He or she shall perform all acts incident to the position of President, authorized by law and shall have the general powers and duties of a president of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration of
Trust or these By-Laws. Without limiting the foregoing, and
subject to the direction of the Trustees (which direction may be set forth in a statement of policy
adopted by the Trustees) and the CEO, if there be such an officer, the President shall have power
in the name and on behalf of the Trust to approve, enter into and execute any and all loan
documents, contracts, agreements, deeds, mortgages and other instruments in writing and any
amendments thereto, and to employ and discharge employees and agents of the Trust. Unless
otherwise directed by the Trustees or the CEO, if there be such an officer, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of the business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly
authorizing such persons. In the absence or disability of the CEO, the President shall perform all
of the duties of the CEO, and when so acting shall have all the powers of and be subject to all of
the restrictions upon the CEO, provided that if the President is not a Trustee, the President shall
not preside at meetings of the Trustees.
Section 8. 	Vice Presidents.  The Executive Vice President or Vice
Presidents,
whichever the case may be, shall have such other powers and shall perform such other duties as from time to time may be prescribed for them respectively by the Trustees, the CEO, if there be such an officer, the President, if there be such an officer, the Declaration of Trust or by these By-
Laws. Without limiting the foregoing, and subject to the direction of the Trustees (which direction may be set forth in a statement of policy adopted by the Trustees), the CEO, if there be such an officer, and the President, if there be such an officer, the Executive Vice President and the Vice Presidents shall have power in the name and on behalf of the Trust to approve, enter into and execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing and any amendments thereto, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the CEO, if there be such an officer, or the President, if there be such an officer, the Executive Vice President and the Vice
Presidents shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of the business organizations in which the
Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. In the absence or disability of the CEO, if there be such an officer, or the President, if there be such an officer, the Executive Vice President, if there be such an officer, or, in the absence or disability of the Executive
Vice President, the Vice
Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice President designated by the Trustees, shall perform all the duties of the CEO or President, as applicable, and when so acting shall have all powers of and be subject to all the restrictions upon the CEO or President, as applicable, provided that if the Executive Vice President or Vice
President, as applicable, is not a Trustee, such officer shall not preside at meetings of the
Trustees.


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Section 9.	Secretary.  The Secretary shall keep or cause to be kept at
the principal
executive office of the Trust, or such other place as the Trustees may direct, a book of minutes of all meetings and actions of
Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at
Trustees' meetings or committee meetings, the number of Shares present or represented at meetings of Shareholders and the
proceedings of the meetings.
      The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, a share register or a duplicate share register showing the names of all Shareholders and their
addresses, the number and classes of Shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.
      The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Trustees (or committees thereof) required to be given by these By-Laws or by
applicable law and shall have such other powers and perform such other duties as may be
prescribed by the Trustees or by these By-Laws.
      Section 10. 	Treasurer.  The Treasurer shall be the chief
financial officer and chief
accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust and each Series or Class thereof, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series or Classes thereof. The books of account shall at all reasonable times be open to
inspection by any Trustee.
      The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Trustees, shall render to the
Chairman, if any, CEO, if there be such an officer, or President, if there be such an officer, or Trustees, whenever they request it, an account of all of his or her transactions as chief
financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Trustees or these By- Laws.
ARTICLE VI.
INDEMNIFICATION OF EMPLOYEES AND OTHER AGENTS
      Section 1. 	Agents, Proceedings, Expenses.  For the purpose of
this Article, "agent" means any Person who is or was an employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (other than a trustee or officer of the Trust for which indemnification is provided in the Trust's Declaration of Trust); "proceeding" means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and "expenses" includes, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

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Section 2.	Indemnification.  Subject to the exceptions and limitations
contained in
Section 3 of this Article VI, every agent shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent.
      Section 3.	Limitations, Settlements.  No indemnification shall be
provided hereunder
to an agent:
 a) 	who shall have been adjudicated, by the court or
other body before which the proceeding was brought, to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the
conduct of his or her office (collectively, "disabling conduct"); or
 b)	with respect to any proceeding disposed of by settlement
without an
adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:
   i.	by the court or other body before which the proceeding was
brought;
   ii.	by at least a majority of those Trustees who are neither
Interested
Persons of the Trust nor are parties to the proceeding based upon a review of readily available
facts (as opposed to a full trial-type inquiry); or
   iii.	by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial type inquiry); provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (1) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.
      Section 4. 	Insurance, Rights Not Exclusive.  The rights of
indemnification herein
provided (i) may be insured against by policies maintained by the
Trust on behalf of any agent,
(ii) shall be severable, (iii) shall not be exclusive of or affect any other rights to which any agent may now or hereafter be
entitled and (iv) shall inure to the benefit of the agent's heirs, executors and administrators.
      Section 5. 	Advance of Expenses.  Expenses incurred by an agent
in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by, or on behalf of, such agent that such amount will be paid over by him or her to the Trust unless it is ultimately determined that he or she is entitled to indemnification under this Article VI; provided, however, that (a) such agent shall have provided appropriate security for such

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undertaking, (b) the Trust is insured against losses arising out of any such advance payments, or (c) either a majority of the
Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of the readily available facts (as opposed to a trial-type inquiry or full
investigation), that there is reason to believe that such agent will be found entitled to
indemnification under this Article VI.
      Section 6. 	Fiduciaries of Employee Benefit Plan.  This
Article does not apply to any
proceeding against any trustee, investment manager or other
fiduciary of an employee benefit
plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this
Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled
by contract or otherwise, which shall be enforceable to the extent permitted by applicable law
other than this Article VI.
ARTICLE VII.
INSPECTION OF RECORDS AND REPORTS
Section 1. 	Inspection by Shareholders.  The Trustees shall from time to time
determine whether and to what extent, and at what times and
places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the
inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.
      Section 2. 	Inspection by Trustees.  Every Trustee shall have
the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.
      Section 3. 	Financial Statements.  A copy of any financial
statements and any income statement of the Trust for each semi-annual period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to any such Shareholder.
      The semi-annual income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.


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ARTICLE VIII.
GENERAL MATTERS
      Section 1. 	Checks, Drafts, Evidence of Indebtedness.  All
checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.
Section 2. 	Contracts and Instruments; How Executed.  The Trustees,
except as
otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and
unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
      Section 3. 	Fiscal Year.  The fiscal year of the Trust, or any
Series thereof, shall be fixed and refixed or changed from time to time by the Trustees. Unless otherwise determined by the Trustees, the fiscal year of the Trust shall be the taxable year of each
Series of the Trust.
      Section 4. 	Seal.  The seal of the Trust may consist of a
flat-faced dye with the name of the Trust cut or engraved thereon. However, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.
ARTICLE IX.
AMENDMENTS
      Except as otherwise provided by applicable law or by the Declaration of Trust or these By-Laws, these By-Laws may be restated, amended, supplemented or repealed by a majority vote of the Trustees, provided that no restatement, amendment, supplement or repeal hereof shall limit the rights to indemnification or insurance provided in Article VI hereof with respect to any acts or omissions of agents (as defined in Article VI) of the Trust prior to such amendment.